Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

CONVERTIBLE PROMISSORY NOTE

CN-1	Effective July 28, 2026

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Agassi Sports Entertainment Corp., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of Investments AKA, LLC and/or its assigns (“Holder”), the principal amount of One Million Dollars and No Cents (US $1,000,000)(the “Principal”), in lawful money of the United States of America, which shall be legal tender, bearing interest (only as expressly set forth herein) and payable as provided herein. This Convertible Promissory Note (this “Note” or “Promissory Note”) has an effective date of July 28, 2026 (the “Effective Date”).

1. Interest.

(a) This Note shall accrue interest (“Interest”) on the outstanding Principal balance from the Effective Date at a fixed rate per annum equal to the Applicable Federal Rate (as defined in Section 1(d) below) in effect for the month in which the Effective Date occurs (the “Stated Rate”). It is the intent of the parties that the Stated Rate be no less than the minimum rate required under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), including Sections 483, 1274 and/or 7872, and the Treasury Regulations promulgated thereunder, to avoid the imputation of additional interest, original issue discount, a deemed dividend or other deemed distribution, or other adverse tax consequences to the Holder or the Borrower in connection with the indebtedness evidenced by this Note, including any such consequences arising by reason of the Holder’s ownership of more than ten percent (10%) of the Borrower’s outstanding voting securities. Upon the occurrence of an Event of Default hereunder, the Principal amount of this Note shall accrue interest at the Default Rate (defined below) in lieu of the Stated Rate. Interest shall be compounded monthly in arrears (except otherwise discussed in Section 1(b), below.

(b) For purposes hereof, “Applicable Federal Rate” shall mean the lowest short-term, mid-term, or long-term applicable federal rate (whichever is applicable based on the term of this Note), compounded semi-annually, as prescribed and published monthly by the U.S. Internal Revenue Service pursuant to Section 1274(d) of the Code, for the month in which the Effective Date occurs, or such other minimum rate as may from time to time be required under the Code and applicable U.S. Treasury Regulations to avoid the imputation of interest, original issue discount, or a deemed dividend or distribution in connection with a loan between the Borrower and a related-party lender.

(c) Interest will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each (“30/360 Basis”), and the actual number of days elapsed.

(d) Interest shall be payable on the Maturity Date, if not paid prior to such Maturity Date, or converted into New Securities (as defined in Section 2) as provided herein.

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

2. Automatic Conversion of this Note Into New Securities.

(a) On the Automatic Conversion Date (defined below) the unpaid Principal balance of this Note, together with all accrued and unpaid Interest, shall automatically, and without any required action by Holder, convert into the same securities of the Company (whether shares of Company common stock, units including common stock or warrants, or other Company securities) issued by the Borrower to New Money Investors (as defined below) in the Next Equity Financing (as defined below) (such securities or units, the “New Securities”) at the Automatic Conversion Price (“Automatic Conversion”).

(b) The “Automatic Conversion Date” shall be the date and time immediately prior to the initial closing of the Next Equity Financing (or, if the Next Equity Financing is consummated through a series of related closings, the final such closing).

(c) For purposes hereof, (i) “Next Equity Financing” shall mean the next sale (or series of related sales) by the Borrower, following the Effective Date, of equity or equity-linked securities or units (whether common stock, preferred stock, membership units, or other equity or equity-linked securities) to one or more New Money Investors in an arm’s-length transaction, pursuant to which the Borrower receives gross proceeds of not less than $3,000,000 in new money (excluding, for purposes of calculating whether such threshold has been met, any proceeds attributable to the conversion of this Note or any other convertible notes, SAFEs, or similar instruments of the Borrower); (ii) “New Money Investors” shall mean the purchaser(s) of New Securities in the Next Equity Financing who pay cash or other new value for such New Securities in an arm’s-length transaction, and shall not include the Holder (in its capacity as such) or any other holder of indebtedness of the Borrower converting such indebtedness into New Securities in connection with the Next Equity Financing; and (iii) “Automatic Conversion Price” shall mean the price per share, unit, or other applicable denomination of New Securities actually paid in cash by the New Money Investors for the New Securities in the Next Equity Financing.

(c) Following the Automatic Conversion, the Company shall within three (3) Business Days, notify the Holder that an Automatic Conversion has occurred, at the address of Holder which the Company then has on record (an “Automatic Conversion Notice”), provided that the Company is not required to receive any confirmation that such Automatic Conversion Notice was received by Holder, but instead assuming such Automatic Conversion Notice was sent to the address which the Company then has on record for such Holder, the Automatic Conversion Notice shall be treated as received by the Holder for all purposes on the third (3rd) Business Day following the date such notice was sent by the Company (the “Automatic Conversion Notice Reception Date”). Within ten (10) Business Days following the Automatic Conversion Notice Reception Date, the Company shall issue to the Holder all New Securities which such Holder is due in connection with the Automatic Conversion (the “Automatic Conversion Securities”) and promptly deliver such Automatic Conversion Securities to the address of Holder which the Company then has on record, or confirmation of such issuance, if such Automatic Conversion Securities are issued in book-entry form (as applicable, a “Delivery”).

(c) The issuance and Delivery by the Company of the Automatic Conversion Securities shall fully discharge the Company from any and all further obligations under this Note and shall automatically, and without any required action by the Company or the Holder, result in the cancellation and payment in full of this Note, and fully discharge any and all requirement for the Company to repay such Note.

(d) The Company and/or the Company’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the issuance and Delivery of the Automatic Conversion Securities to reflect the cancellation of the Note, which shall not require the approval and/or consent of Holder, and provided that by agreeing to the terms and conditions of this Note and the acceptance of the Note, Holder hereby agrees to release the Company and the Company’s Transfer Agent from any and all liability whatsoever in connection with the cancellation of the Note following an Automatic Conversion, regardless of the return to the Company or the Transfer Agent of any certificates or documentation representing or evidencing the Note, which as stated above, shall be automatically cancelled upon the issuance and Delivery of such Automatic Conversion Securities (a “Cancellation”).

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

(e) Notwithstanding the above, Holder, by accepting this Note hereby covenants that it will, whenever and as reasonably requested by the Company and the Transfer Agent, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or the Transfer Agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Company and/or the Company’s Transfer Agent.

(f) In the event that the Delivery of any Automatic Conversion Securities is unsuccessful and/or Holder fails to accept such Automatic Conversion Securities, such Automatic Conversion Securities shall be held by the Company and/or the Transfer Agent in trust and shall be released to Holder upon reasonable evidence to the Company or the Transfer Agent that Holder is the legal owner of such Automatic Conversion Securities, provided that the Holder’s failure to accept such Automatic Conversion Securities and/or the Company’s inability to Deliver such shares shall in no event effect the validity of the Cancellation.

3. General Provisions Relating to the New Securities and Conversions.

(a) Conversion calculations pursuant to Section 2, shall be rounded to the nearest whole share, unit, or other applicable denomination of the New Securities.

(b) If, on or after the Effective Date but prior to the Automatic Conversion, the Borrower effects a subdivision, split, combination, recapitalization, or similar event with respect to the class or series of securities issuable upon conversion of this Note (or any predecessor class or series of securities or units from which such New Securities are derived), the Automatic Conversion Price then in effect immediately before such event shall be proportionately decreased (in the case of a subdivision or split) or proportionately increased (in the case of a combination), as applicable, so as to preserve the economic terms of this Note.

(c) Unless the Holder provides the Borrower a valid legal opinion within five (5) days of the date the Conversion Notice is received that such New Securities can be issued free of restrictive legend, the New Securities shall be issued with a standard Rule 144 restrictive legend.

4. Subordination. Holder, by acceptance of this Note, and each subsequent holder of this Note, by acceptance hereof, covenants and agrees that the indebtedness evidenced by, and payment of the principal of, and interest on, this Note shall be subordinate, junior, and subject in right of payment security or otherwise to all current or future indebtedness of the Borrower for borrowed money (“Senior Debt”) owed to financial institutions (“Senior Lenders”).

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

5. All past-due Principal and Interest shall bear interest at the lesser of (a) the rate of ten percent (10%) per annum; and (b) the Maximum Rate, until paid in full (the “Default Rate”).

6. The “Maturity Date” of this Note shall be the earlier of (a) that date which falls one (1) year from the Effective Date; and (b) the date that the Holder has affected an Acceleration as described in Section 16, below.

7. Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest thereon (if any) shall bear interest at the Default Rate.

8. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, with such payments to be applied as described in Section 9 below.

9. All payments made by Borrower under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note.

10. If any payment of Principal or Interest on this Note shall become due on a non-Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Las Vegas, Nevada, are authorized or required to be closed for business.

11. This Note shall be binding upon Borrower and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note (including, but not limited to Section 24 hereof). Holder may assign this Note or any of its rights, interests or obligations to this Note to another party with the prior written approval of Borrower, which shall not be unreasonably withheld, conditioned or delayed, provided that the Borrower may require such subsequent holder to consent to and to agree to the assumption of the terms and conditions of this Note, including, but not limited to Section 24.

12. No provision of this Note shall alter or impair the obligation of Borrower to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency or securities, herein prescribed.

13. Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Borrower, except where the failure to comply could not reasonably be expected to have a material adverse effect on Borrower.

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

14. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

15. Borrower represents and warrants to Holder as follows:

(a) The execution and delivery by Borrower of this Note (i) are within Borrower’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b) This Note is a legally binding obligation of Borrower, enforceable against Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) The New Securities, and any securities issuable upon conversion of exercise thereof (collectively, the “Company Securities”) when issued, sold and delivered in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable, and will be free and clear of any pledges, liens and encumbrances, other than restrictions on transfer under this Note and applicable securities laws of any state or other jurisdiction.

16. Holder represents and warrants to the Borrower, and agrees, as follows (collectively the “Representations”):

(a) Holder agrees and acknowledges that it is an “accredited” investor as such term is defined in Regulation D of the Securities Act.

(b) Holder represents that, by reason of its business or financial experience, or that of its professional advisors (who are unaffiliated with, and are not compensated directly or indirectly by, the Borrower or any of its affiliates), Holder has the capacity to protect its own interests in connection with the acquisition of this Note and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in this Note.

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

(c) Holder is acquiring this Note (and any New Securities issuable upon conversion hereof) for its own account, for investment purposes only, and not with a present view toward, or for resale in connection with, any distribution thereof in violation of the Securities Act, and Holder has no present arrangement, understanding, or agreement to sell, transfer, pledge, or otherwise dispose of this Note or any Shares to or through any other person.

(d) Holder represents that neither Holder, nor, to Holder’s knowledge, any other person or entity that would be deemed a “covered person” with respect to Holder under Rule 506(d) of Regulation D as a result of Holder’s investment in this Note, is subject to any of the disqualifications described in Rule 506(d)(1)(i)–(viii) of Regulation D.

(e) Holder understands that this Note and the Company Securities have not been registered under the Securities Act or registered or qualified under any securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note, subject to the terms and conditions of this Note or any Company Securities, Holder shall, among other things, give written notice to the Borrower of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Borrower, accompanied by (i) investment representations by the transferee similar to the Representations and (ii) an opinion of counsel satisfactory to the Borrower to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate issued to evidence the Company Securities shall bear a legend as follows:

“The securities represented by this certificate [issuable upon exercise/conversion hereof] have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.”

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

17. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by the Holder), the Holder, may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable (an “Acceleration”) (provided that upon the occurrence of an Event of Default described in Section 16(c) below, the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note shall immediately be due and payable) and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are an “Event of Default” under this Note, unless waived in writing by the Holder:

(a) Borrower shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder (including, the New Securities), and such failure has continued for ten (10) days from the date that the Holder has provided the Borrower written notice of such failure; or

(b) Borrower shall have breached in any material respect any covenant, term or conditions in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days from the date that the Holder has provided the Borrower written notice of such breach; or

(c) Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d) Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, the Holder, may proceed to protect and enforce the rights of the Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Borrower will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

18. Except as expressly provided otherwise in this Note, Borrower and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to the Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

19. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

20. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Nevada, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Clark County, Nevada, and that the Eighth Judicial District Court in and for Clark County, Nevada (or, if such action is properly removable to, or originally brought in, federal court, the United States District Court for the District of Nevada) shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

21. The term “Borrower” as used herein in every instance shall include Borrower’s successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors, legal representatives and permitted assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law (subject in each case to Section 21 hereof). Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

22. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to the terms of this Note, applicable law and the availability of an exemption from registration for such transfer, which shall be confirmed by the Holder providing the Borrower a legal opinion for such transfer, which opinion shall be reasonably accepted by the Borrower, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

23. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

24. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

25. Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Borrower and the written consent of the Holder.

26. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

27. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

28. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

29. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above). Such notices shall be sent to the Borrower at the address specified on the signature page hereof and the Holder at the address set forth in the records of the Company, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[Remainder of page left intentionally blank. Signature page follows.]

Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of July 28, 2026, with an Effective Date as provided above.

“Borrower”

Agassi Sports Entertainment Corp.

By:	/s/ Ronald Boreta
Ronald S. Boreta
Chief Executive Officer

Address for Notice:

1120 N Town Center Drive, Suite 160
Las Vegas, Nevada 89144

“Holder”

Investments AKA, LLC

By:	/s/ Shawn Cable
Shawn Cable
Chief Financial Officer

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Convertible Promissory Note CN-1
Agassi Sports Entertainment Corp.